As filed with the Securities and Exchange Commission on May 21, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________________________________________________________________________

Seelos Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

__________________________________________________________________________________________________________

Nevada	87-0449967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor
New York, NY 10022
(Address of principal executive offices, including zip code)

__________________________________________________________________________________________________________

Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan
Seelos Therapeutics, Inc. 2020 Employee Stock Purchase Plan
(Full title of the plans)

Raj Mehra, Ph.D.
President, Chief Executive Officer and Chairman of the Board of Directors
Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor
New York, NY 10022
(646) 293-2100
(Name, address and telephone number, including area code, of agent for service)

__________________________________________________________________________________________________________

Copies to:

Jeffrey T. Hartlin, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, California 94304
(650) 320-1800

__________________________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan	6,560,354 (2)	$0.715(3)	$4,690,653.11 (3)	$608.85
Common Stock, $0.001 par value per share, issuable pursuant to outstanding options granted under the Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan	1,185,000 (4)	$1.404 (5)	$1,663,740.00(5)	$215.95
Common Stock, $0.001 par value per share, issuable pursuant to the Seelos Therapeutics, Inc. 2020 Employee Stock Purchase Plan (6)	1,000,000	$0.60775(7)	$607,750.00(7)	$78.89
TOTAL:	8,745,354	-	$6,962,143.11	$903.69

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock, $0.001 par value per share (the "Common Stock"), of the Registrant (defined below) that become issuable under the Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan (the "2012 Plan") and the Seelos Therapeutics, Inc. 2020 Employee Stock Purchase Plan (the "ESPP"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2)

Represents (i) 60,354 shares of Common Stock that were automatically added to the shares reserved for issuance under the 2012 Plan on January 1, 2020 that were not subsequently granted by the Company, and (ii) 6,500,000 shares of Common Stock that were added to the shares reserved for issuance under the 2012 Plan pursuant to an amendment to the 2012 Plan approved by the Registrant's stockholders at the Registrant's 2020 Annual Meeting of Stockholders on May 15, 2020. The 2012 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2012 Plan on January 1st of each year commencing on January 1, 2020 and ending on (and including) January 1, 2029. The number of shares added each year will be equal to the lesser of (a) 4% of the number of shares of Common Stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, and (b) a number of shares of Common Stock set by the Registrant's board of directors on or prior to each such January 1.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on May 14, 2020, a date within five business days prior to the filing of this Registration Statement.

(4)	Represents shares of Common Stock reserved for future issuance under the 2012 Plan upon the exercise of outstanding options granted under the 2012 Plan.

(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using a weighted average exercise price of approximately $1.40 per share for options that were issued under the 2012 Plan on January 6, 2020 and May 15, 2020 and is based on exercise prices for such options ranging from $0.97 to $1.42 per share.

(6)

The ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1st of each year commencing on January 1, 2021 and ending on (and including) January 1, 2030. The number of shares added each year will be equal to the lesser of (a) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and (b) a number of shares of Common Stock set by the Registrant's board of directors or the Registrant's compensation committee of the board of directors on or prior to each such January 1.

(7)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on 85% of the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on May 14, 2020, a date within five business days prior to the filing of this Registration Statement. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on (i) the first day of the offering period or (ii) the purchase date.

EXPLANATORY NOTE

Seelos Therapeutics, Inc. (the "Registrant") has prepared this registration statement (this "Registration Statement") in accordance with the requirements of Form S-8 under the Securities Act to register: (1) 6,560,354 additional shares of Common Stock issuable pursuant to the 2012 Plan, (2) 1,185,000 shares of Common Stock issuable pursuant to outstanding options granted under the 2012 Plan, and (3) 1,000,000 shares of Common Stock issuable pursuant to the ESPP. The 2012 Plan and the ESPP, including the shares of Common Stock available for issuance pursuant thereto, have each been previously approved by the Registrant's stockholders.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-182704, 333-191680, 333-204748, 333-210040, 333-215419, 333-218368 and 333-229846) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on July 17, 2012, October 10, 2013, June 5, 2015, March 9, 2016, January 4, 2017, May 31, 2017 and February 25, 2019 (the "Prior Registration Statements"), the Registrant previously registered an aggregate of 393,582 shares of Common Stock under the 2012 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 17, 2020;

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 7, 2020;

(c)	The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 13, 2020;

(d)

The Registrant's Current Reports on Form 8-K filed with the Commission on (i) January 3, 2020; (ii) February 11, 2020; (iii) February 13, 2020; (iv) March 12, 2020; (v) March 16, 2020; (vi) March 30, 2020; (vii) April 17, 2020; (viii) April 24, 2020; (ix) May 15, 2020; and (x) May 19, 2020;

(e)	The Registrant's Current Report on Form 8-K/A filed with the Commission on May 21, 2020; and

(f)

The description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A (File No. 000-22245), filed with the Commission on April 10, 2000, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this Registration Statement). Requests for such information should be directed to:

Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor
New York, NY 10022
(646) 293-2100

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant's officers and directors are indemnified under Nevada law, the Registrant's Amended and Restated Articles of Incorporation, as amended, and its Amended and Restated Bylaws, as amended, against certain liabilities. The Registrant's Amended and Restated Articles of Incorporation, as amended, require the Registrant to indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.

Pursuant to its Amended and Restated Articles of Incorporation, as amended, none of the Registrant's directors or officers shall be personally liable to the Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of the applicable statutes of Nevada. Further, the Registrant's Amended and Restated Articles of Incorporation, as amended, provide that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the Registrant shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. However, Nevada Revised Statutes 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to the Registrant or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the presumption established by Nevada Revised Statutes

78.138(3) has been rebutted, (ii) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties as a director or officer, and (iii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Pursuant to the Registrant's Amended and Restated Articles of Incorporation, as amended, it shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant or is serving at the Registrant's request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against all loss, liability and expenses, including attorneys' fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by or on behalf of such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

The Registrant's Amended and Restated Articles of Incorporation, as amended, also provide that it shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by the Registrant of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.

The Registrant's Amended and Restated Bylaws, as amended, provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the Registrant who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the Registrant), by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving in any capacity at the request of the Registrant as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise. Such indemnification shall be against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any such action, suit or proceeding; provided that such director or officer either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any such action, suit or proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in his or her capacity as a stockholder. The Amended and Restated Bylaws, as amended, also require that the expenses of such directors and officers must be paid by the Registrant (or through insurance maintained, or other financial arrangements made, by the Registrant) as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Registrant. Any indemnification of directors and officers under the Amended and Restated Bylaws, as amended, shall inure to the benefit of their respective heirs, executors and administrators.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify, pursuant to that statutory provision, a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person's service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, may be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the Nevada Revised Statutes further provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under our Amended and Restated Articles of Incorporation, as amended, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person's official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

See also the undertakings set out in response to Item 9 herein.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Document

3.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

3.2

Certificate of Amendment to Articles of Incorporation of the Registrant, dated June 22, 2000 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003).

3.3

Certificate of Amendment to Articles of Incorporation of the Registrant, dated June 14, 2005 (incorporated herein by reference to Exhibit 3.4 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

Exhibit Number	Description of Document

3.4

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.6 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.5

Certificate of Correction to Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.7 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.6

Certificate of Designation for Series D Junior-Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 24, 2011).

3.7

Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2010).

3.8

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated September 10, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

3.9

Certificate of Withdrawal of Series D Junior Participating Cumulative Preferred Stock, dated May 15, 2013 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2013).

3.10

Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2016).

3.11

Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.10 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017).

3.12

Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.12 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2018).

3.13

Certificate of Amendment related to the Share Increase Amendment, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

3.14

Certificate of Amendment related to the Name Change, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

3.15

Certificate of Correction to Certificate of Amended and Restated Articles of Incorporation of the Registrant, dated March 25, 2020 (incorporated herein by reference to Exhibit 3.16 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2020).

Exhibit Number	Description of Document

3.16

Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed May 18, 2020 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2020).

3.17

Certificate of Correction of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed May 20, 2020 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 21, 2020).

3.18

Amended and Restated Bylaws, dated January 24, 2019 (incorporated herein by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011).

4.2

Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan, effective May 15, 2020 (incorporated herein by reference to Appendix B to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2020).

4.3

Form of Stock Option Grant Notice and Stock Option Agreement under the Company's 2012 Stock Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Form 10-Q filed with the Securities and Exchange Commission on August 11, 2014).

4.4

Seelos Therapeutics, Inc. 2020 Employee Stock Purchase Plan (incorporated herein by reference to Appendix A to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2020).

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2020.

SEELOS THERAPEUTICS, INC.

By:	/s/ Raj Mehra, Ph.D.
Raj Mehra, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raj Mehra, Ph.D. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raj Mehra, Ph.D.	President, Chief Executive Officer, Chairman of the Board and Interim Chief Financial Officer	May 21, 2020
Raj Mehra, Ph.D.	(Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ Brian Lian, Ph.D.	Director	May 21, 2020
Brian Lian, Ph.D.

/s/ Daniel J. O'Connor, J.D.	Director	May 21, 2020
Daniel J. O'Connor, J.D.

/s/ Richard W. Pascoe	Director	May 21, 2020
Richard W. Pascoe

/s/ Judith Dunn, Ph.D.	Director	May 21, 2020
Judith Dunn, Ph.D.